Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Quarterly Report of Bear Island Paper Company LLC (the “Company”) on Form 10-Q for the period ending June 30,2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward D. Sherrick, Vice President of Finance [Chief Financial Officer] of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Edward D. Sherrick

Edward D. Sherrick
Vice President of Finance
(Chief Financial Officer)
August 9, 2002